SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2005

Philadelphia Consolidated Holding Corp.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-22280	23-2202671

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer’ Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, PA	19004

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 617-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Company’s insurance subsidiaries (Philadelphia Insurance Company, Philadelphia Indemnity Insurance Company, Mobile USA Insurance Company and Liberty American Insurance Company) have entered into the following reinsurance agreements which are effective June 1, 2005 through May 31, 2006.

An Excess Catastrophe Reinsurance Contract providing $95 million of coverage in excess of $5 million for losses occurring during the term of the contract was entered into by Philadelphia Insurance Company and Philadelphia Indemnity Insurance Company on June 28, 2005. This Contract provides for one full reinstatement of coverage at the same cost of the initial coverage. The participating reinsurers are: American Reinsurance Company , Everest Reinsurance Company, Swiss Reinsurance America Corporation , Swiss Re Underwriters, Transatlantic Reinsurance Company, Aspen Insurance Limited, Axis Specialty Limited, Hannover Re (Bermuda) LTD., Partner Re, PXRE Reinsurance Ltd., Quanta Reinsurance LTD, Renaissance Reinsurance, LTD, Rosemont Reinsurance LTD, XL Re LTD, AXA Re, Munchener Ruckversicherungs — Gesellschaft, Sirius International Insurance Corporation and Syndicate #2020 - Wellington Underwriting Agencies at varying levels of participation. The estimated cost of this Contract is $8.2 million, and will be adjusted based on the actual amount of subject earned premium.

A Reinstatement Premium Protection Reinsurance Contract which provides 100% coverage for any premium which Philadelphia Indemnity Insurance Company and Philadelphia Insurance Company becomes liable to pay as a result of loss occurrences during the term of the above Excess Catastrophe Reinsurance Contract, resulting in a reinstatement at various levels of coverage. This Contract was entered into by Philadelphia Insurance Company and Philadelphia Indemnity Insurance Company on June 28, 2005. The participating reinsurers are: Everest Reinsurance Company, ACE Tempest Reinsurance Ltd., Axis Specialty Limited, Rosemont Reinsurance LTD and Munchener Ruckversicherungs — Gesellschaft, at varying levels of participation. The cost of this Contract is $1.3 million.

A Florida Only Excess Catastrophe Reinsurance Contract providing $181.5 million of coverage in excess of $3.5 million for losses occurring during the term of the contract was entered into by Mobile USA Insurance Company and Liberty American Insurance Company on July 1, 2005. This Contract provides for one full reinstatement of coverage at the same cost of the initial coverage. The participating reinsurers are: American Reinsurance Company , General Reinsurance Corporation, Platinum Underwriters Reinsurance, Inc., Swiss Reinsurance America Corporation, Transatlantic Reinsurance Company, Aspen Insurance Limited, Axis Specialty Limited, Hannover Re (Bermuda) LTD., Montpelier Reinsurance Limited, Partner Re, PXRE Reinsurance Ltd., Rosemont Reinsurance LTD, XL Re LTD, AXA Re, Munchener Ruckversicherungs — Gesellschaft, Ascot Insurance Services LTD, Syndicate #2623 — Beazley Furlonge Limited, Syndicate #0033 — Hiscox Syndicates Ltd., Syndicate #0566 — Limit Underwriting LTD, Syndicate #0623 — Beazley Furlonge Ltd., Syndicate #0626 — Hiscox Syndicates Ltd (33), Syndicate #0780 — Advent Underwriting Limited, Syndicate #0958 - Omega Underwriting Agents Ltd., Syndicate #2001 — Amlin Underwriting LTD, Syndicate #2003 — Catlin Underwriting Agencies Ltd., Syndicate #2010 — Cathedral Underwriting Limited, Syndicate #2020 — Wellington Underwriting Agencies and Syndicate #2791 - Managing Agency Partners at varying levels of participation. The estimated cost of this Contract is

$22.8 million, and will be adjusted based on the actual amount of subject earned premium.

A Reinstatement Premium Protection Reinsurance contract which provides 100% coverage for any premium which Mobile USA Insurance Company and Liberty American Insurance Company becomes liable to pay as a result of loss occurrences during the term of the above Florida Only Excess Catastrophe Reinsurance Contract, resulting in a reinstatement at various levels of coverage. This Contract was entered into by Mobile USA Insurance Company and Liberty American Insurance Company on July 1, 2005. The participating reinsurers are: ACE Tempest Reinsurance Ltd., Aspen Insurance Limited, Axis Specialty Limited, Hannover Re (Bermuda) LTD, Rosemont Reinsurance LTD, Syndicate #0958 — Omega Underwriting Agents Ltd. and Syndicate #2001 — Amlin Underwriting LTD at varying levels of participation. The cost of this Contract is $4.6 million.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp. (Registrant)
Dated: July 5, 2005	By:	Craig P. Keller
Craig P. Keller
Executive Vice President, Secretary, Treasurer and Chief Financial Officer